As filed with the Securities and Exchange Commission on April 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASLAN Pharmaceuticals Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3 Temasek Avenue
Level 18 Centennial Tower

Singapore 039190

(Address of principal executive offices) (Zip code)

_____________________________________

2020 Equity Incentive Plan

_____________________________________

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Patrick Loofbourrow

Carlos Ramirez

Edmond Lay

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

+1 858 550 6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

ASLAN Pharmaceuticals Limited (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 17,597,059 ordinary shares (an equivalent of 703,882 American Depositary Shares) under the ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan which provide for annual automatic increases in the number of shares of ordinary shares reserved for issuance under the 2020 Plan. The Registrant previously registered ordinary shares for issuance under the 2020 Plan under Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 15, 2021 (File No. 333-252118), March 25, 2022 (File No. 333-263843) and March 24, 2023 (File No. 333-370832). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced in the preceding sentence.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Twelfth Amended and Restated Memorandum and Articles of Association of ASLAN Pharmaceuticals Limited.	6-K	001-38475	99.1	January 24, 2024
4.2	Form of Amended and Restated Deposit Agreement.	F-6EF	333-248632	99.A	September 4, 2020
4.3	Form of Amendment No. 1 to the Amended and Restated Deposit Agreement.	F-6 POS	333-224273	99.A(2)	March 3, 2023
4.4	Form of American Depositary Receipt (included in Exhibit 4.3).	F-6 POS	333-224273	99.A(2)	March 3, 2023
5.1+	Opinion of Walkers.
23.1+	Consent of independent registered public accounting firm, Deloitte & Touche LLP.
23.2+	Consent of Walkers (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page of this Form S-8).
99.1†	ASLAN Pharmaceuticals Limited 2020 Equity Incentive Plan.	6-K	001-38475	4.1	December 10, 2020
107+	Filing Fee Exhibit.

____________________________

† Indicates a management contract or any compensatory plan, contract or arrangement.

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on April 12, 2024.

ASLAN Pharmaceuticals Limited

By:	/s/ Carl Firth
Name:	Carl Firth, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl Firth, Ph.D., Kiran Asarpota and Ben Goodger, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Firth Carl Firth, Ph.D.	Chief Executive Officer (Principal Executive Officer)	April 12, 2024

/s/ Kiran Asarpota Kiran Asarpota	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2024

/s/ Andrew Howden Andrew Howden	Chairman	April 12, 2024

/s/ Robert Hoffman Robert Hoffman	Director	April 12, 2024

/s/ Neil Graham Neil Graham, Ph.D.	Director	April 12, 2024

/s/ Kathleen M. Metters Kathleen M. Metters, Ph.D.	Director	April 12, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASLAN Pharmaceuticals Limited, has signed this registration statement on April 12, 2024.

Authorized U.S. Representative

ASLAN Pharmaceuticals (USA) Inc.

By:	/s/ Carl Firth
Name:	Carl Firth, Ph.D.
Title:	Chief Executive Officer